EXHIBIT 7.17

                               REGISTRATION RIGHTS

Capitalized terms not defined within the text of this Exhibit 7.17 are defined in the Asset Purchase Agreement to which this Exhibit is attached.

Shelf Registration.

On or prior to date (the "Filing Date") that is the tenth (10th) Business Day after the later to occur of (i) the Closing and (ii) the date on which Lifetime files its annual report on Form 10-K with the SEC for the fiscal year ended December 31, 2005, Lifetime shall prepare and file with the SEC a "Shelf" registration statement (the "Registration Statement") covering the resale by the Sellers (or each selling stockholder, to the extent any Consideration Shares have been transferred by the Sellers to any of their stockholders) of all of the Consideration Shares for an offering to be made on a continuous basis pursuant to Rule 415. For purposes of the Registration Rights hereunder, the term "Seller" shall include any stockholder of any of the initial Sellers to whom such Seller has transferred Consideration Shares in accordance with paragraph 1(c) hereof. The Registration Statement shall be on Form S-3 (except if Lifetime is not then eligible to register for resale the Consideration Shares on Form S-3, in which case such registration shall be on another appropriate form as may be reasonably determined by Lifetime and to which the Sellers may reasonably consent) and shall contain (except if otherwise directed by the Sellers or the other selling stockholders, as applicable) substantially the "Plan of Distribution" set forth in Paragraph 6 of this Exhibit 7.17.

Lifetime shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof, but in any event prior to the 60th day after the filing thereof, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the second anniversary of the Effective Date or such earlier date when either (i) all of the Consideration Shares have been sold by one or more of the Sellers to Persons other than stockholders of the initial Sellers or (ii) all Consideration Shares owned by each Seller may be sold pursuant to Rule 144(k) (the "Effectiveness Period"). Lifetime shall notify each Seller in writing promptly after receiving notification from the SEC that the Registration Statement has been declared effective. Anything to the contrary notwithstanding, prior to recognizing any transfer of Consideration Shares to a stockholder of an initial Seller, Lifetime may first require the transferee to execute and deliver a purchaser questionnaire in form and substance reasonably acceptable to Lifetime, and (if such transfer occurs prior to May 18, 2006) a lock-up agreement in form and substance reasonably acceptable to Lifetime's underwriter from its public offering during November 2005.

Registration Procedures.

Not less than five days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Lifetime shall furnish to Weil Gotshal & Manges LLP, as counsel for the Sellers ("Seller Counsel"), copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable review of such Seller Counsel with respect to matters pertaining directly to the descriptions of the Sellers contained therein and the plan of distribution described therein. Lifetime shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Sellers holding a majority of the Consideration Shares shall reasonably object on the basis of the matters referred to in the preceding sentence, which objection, if any, shall be communicated in writing to Lifetime by the Seller Counsel.



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Lifetime  shall  prepare  and  file  with  the SEC  such  amendments,  including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Consideration Shares for the Effectiveness Period; and shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424. Lifetime shall respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and shall comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Consideration Shares covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Sellers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

Lifetime shall notify the Seller Counsel as promptly as reasonably practicable of any of the following events: (i) the SEC notifies Lifetime whether there will be a "review" of the Registration Statement; (ii) the Registration Statement or any post-effective amendment is declared effective; (iii) the SEC or any other federal or state governmental authority requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (iv) the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any Proceedings for that purpose; (v) Lifetime receives notice of any suspension of the qualification or exemption from qualification of any Consideration Shares for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Lifetime shall use its reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or any suspension of the qualification (or exemption from qualification) of any of the Consideration Shares for sale in any jurisdiction, at the earliest practicable moment.

Lifetime shall furnish, or forward by e-mail (which may be done by forwarding a link to the applicable document on the SEC's "edgar" database), to each Seller and the Seller Counsel, without charge, at least one copy of the Registration Statement and each amendment thereto, and a copy of each Prospectus or
Prospectuses (including each form of prospectus) and each amendment or supplement thereto, as promptly as practicable after the filing of such documents with the SEC. Lifetime hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Sellers in connection with the offering and sale of the Consideration Shares covered by such Prospectus and any amendment or supplement thereto.



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Lifetime  shall,  in the time and manner  required by the principal  exchange or market for  Lifetime's  commons  stock,  prepare and file with such  exchange or
market  an  additional   shares   listing   application   covering  all  of  the
Consideration Shares; (ii) take all steps necessary to cause such Consideration Shares to be approved for listing on such exchange or market as soon as practicable thereafter; (iii) provide to the Sellers evidence of such listing; and (iv) maintain the listing of such Consideration Shares on such exchange or market.

Lifetime shall use its best efforts to register or qualify or cooperate with the Sellers and each applicable Seller Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Consideration Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Seller requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Consideration Shares covered by a Registration Statement; provided, however, that Lifetime shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

Lifetime shall cooperate with the Sellers to facilitate the timely preparation and delivery of certificates representing Consideration Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Consideration Shares to be in such denominations and registered in such names as any such Sellers may request.

If Sellers holding a majority of the Consideration Shares select underwriters for the offering, Lifetime shall enter into and perform its obligations hereunder pursuant to an underwriting agreement, in usual and customary form reasonably acceptable to Lifetime, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations; provided, however, that no such agreement shall obligate Lifetime to pay any amount not otherwise contemplated by this Exhibit 7.17, including compensation or expenses of the underwriters.

Registration Expenses. Lifetime shall pay all fees and expenses incident to the performance of or compliance with this Exhibit 7.17 by Lifetime, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, the principal exchange or market and in connection with applicable state securities or Blue Sky laws,
(b) printing expenses (including without limitation expenses of printing certificates for Consideration Shares and of printing prospectuses requested by the Sellers), (c) messenger, telephone and delivery expenses incurred by Lifetime, and (d) fees and expenses of all other Persons retained by Lifetime in connection with the consummation of the transactions contemplated by this
Exhibit 7.17. In all events, the Sellers shall be solely responsible for paying all brokerage fees, underwriter commissions and expenses or similar compensation relating to their sale of Consideration Shares and any income taxes resulting from any such sale of Consideration Shares.

Indemnification.

Indemnification by Lifetime. Lifetime shall indemnify and hold harmless each Seller, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Consideration Shares, investment advisors and employees of each of them, each Person who controls any such Seller (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue


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statements,  omissions or alleged  omissions  are based solely upon  information regarding such Seller furnished in writing to Lifetime by such Seller expressly for use therein, or to the extent that such information relates to such Seller or such Seller's proposed method of distribution of Consideration Shares and was reviewed and expressly approved in writing by such Seller expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) the use by such Seller of an outdated or defective Prospectus after Lifetime has notified such Seller in writing that the Prospectus is outdated or defective. Lifetime shall notify the Sellers promptly of the institution, threat or assertion of any Legal Proceeding of which Lifetime is aware in connection with the transactions contemplated by this
Exhibit 7.17.

Indemnification by Sellers. Each Seller shall, severally and not jointly, indemnify and hold harmless Lifetime, its directors, officers, agents and employees, each Person who controls Lifetime (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Seller to Lifetime specifically for inclusion in the Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Seller furnished in writing to Lifetime by such Seller expressly for use therein, or to the extent that such information relates to such Seller or such Seller's proposed method of distribution of Consideration Shares and was reviewed and expressly approved in writing by such Seller expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) the use by such Seller of an outdated or defective Prospectus after Lifetime has notified such Seller in writing that the Prospectus is outdated or defective. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the net proceeds received by such Seller upon the sale of the Consideration Shares giving rise to such indemnification obligation.

Conduct of Indemnification Proceedings. If any Legal Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Exhibit 7.17, except (and only) to the extent that it shall be determined by a court of competent jurisdiction that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party's ability to defend such Legal Proceeding.



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An Indemnified Party shall have the right to employ separate counsel in any such
Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Legal Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Legal Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Legal Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Legal Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Paragraph 4) shall be paid to the Indemnified Party, as incurred, within 30 days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Contribution. If a claim for indemnification under Paragraph 4(a) or (b) is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Paragraph 4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Legal Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Paragraph 4 was available to such party in accordance with its terms.



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The parties hereto agree that it would not be just and equitable if contribution pursuant to Paragraph 4(f) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable
considerations   referred   to   in   the   immediately   preceding   paragraph.
Notwithstanding the provisions of Paragraph 4(f), no Seller shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Seller from the sale of the Consideration Shares subject to the Proceeding exceeds the amount of any damages that such Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Dispositions. Each Seller agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Consideration Shares pursuant to the Registration Statement. Each Seller further agrees that, upon receipt of a notice from Lifetime of the occurrence of any event of the kind described in items (v), (vi) or (vii) of Paragraph 2(c) hereof, such Seller will discontinue disposition of such
Consideration Shares under the Registration Statement until such Seller's receipt of a supplemented Prospectus and/or amended Registration Statement, as applicable, from Lifetime, or until it is advised in writing by Lifetime that the use of the applicable Prospectus may be resumed, and, in either case, has received a copy of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. Lifetime may provide appropriate stop orders to enforce the provisions of this paragraph.

Plan of Distribution. Language substantially to the following effect shall be included in each prospectus contained within the Registration Statement:

                      Each Selling  Stockholder may, from time to time, sell any or all of its shares of Common Stock on the principal exchange or market for our Common Stock or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares: ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions; settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part; broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; a combination of any such methods of sale; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or any other method permitted pursuant to applicable law.

                      The Selling  Stockholders  may also sell shares under Rule
               144 under the Securities Act of 1933, as amended (the "Securities Act "), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.



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                      In  connection  with  the  sale  of the  Common  Stock  or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

                      The Selling  Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

                      We are required to pay certain fees and expenses  incurred by us incident to the registration of the shares. We have has agreed to indemnify the Selling Stockholdera against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                      Because   Selling   Stockholders   may  be  deemed  to  be
               "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

                      We agreed to keep this prospectus effective for two years, or until such earlier date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                      Under applicable rules and regulations  under the Exchange
               Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which


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               may limit  the  timing  of  purchases  and sales of shares by the
               Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

AGREEMENT TO TERMS. AS A CONDITION TO INCLUSION IN THE REGISTRATION STATEMENT OF ANY CONSIDERATION SHARES OF A SELLER, SUCH SELLER SHALL DULY COMPLETE, EXECUTE AND DELIVER TO LIFETIME A COPY OF THE NOTICE AND QUESTIONNAIRE ATTACHED HERETO AS ANNEX A.

                                                                         ANNEX A

                              LIFETIME BRANDS, INC.

                         SELLER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of shares (the "Consideration Shares") of common stock, par value $.01 per share (the "Common Stock"), of Lifetime Brands, Inc., a Delaware corporation (the "Purchaser"), understands that Lifetime has filed or intends to file with the Securities and Exchange SEC (the "SEC") a registration statement on Form S-3 (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Consideration Shares, in accordance with the terms set forth on Exhibit 7.17 to the Asset Purchase Agreement, dated as of February __, 2006 (the "Asset Purchase Agreement"), among Syratech Corporation, Lifetime, the Sellers named therein and ___________, as Stockholder Representative. A copy of the Asset Purchase Agreement, including Exhibit 7.17, is available from Lifetime upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in Exhibit 7.7.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Consideration Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

                                     NOTICE

The undersigned beneficial owner (the "Seller") of Consideration Shares hereby elects to include the Consideration Shares owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement. The undersigned hereby provides the following information to Lifetime and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

                    Full Legal Name of Seller

FULL LEGAL NAME OF REGISTERED SELLER (IF NOT THE SAME AS (A) ABOVE) THROUGH WHICH CONSIDERATION SHARES LISTED IN ITEM 3 BELOW ARE HELD:

FULL LEGAL NAME OF NATURAL CONTROL PERSON (WHICH MEANS A NATURAL PERSON WHO DIRECTLY OR INDIRECTLY ALONE OR WITH OTHERS HAS POWER TO VOTE OR DISPOSE OF THE SECURITIES COVERED BY THE QUESTIONNAIRE):

ADDRESS FOR NOTICES TO SELLER:

     Telephone:
               -----------------------------------------------------------------
     Fax:
         -----------------------------------------------------------------------
     Contact Person:
                    ------------------------------------------------------------

BENEFICIAL OWNERSHIP OF CONSIDERATION SHARES:

TYPE AND PRINCIPAL AMOUNT OF CONSIDERATION SHARES BENEFICIALLY OWNED:

BROKER-DEALER STATUS:

ARE YOU A BROKER-DEALER?

                     Yes   [  ]       No  [ ]

IF "YES" TO SECTION 4(A), DID YOU RECEIVE YOUR CONSIDERATION SHARES AS COMPENSATION FOR INVESTMENT BANKING SERVICES TO LIFETIME.

                     Yes   [  ]         No  [ ]


         Note:    If no, the SEC's staff has indicated that you should be
identified as an underwriter in the Registration Statement.

ARE YOU AN AFFILIATE OF A BROKER-DEALER?

                     Yes   [  ]       No  [ ]

IF YOU ARE AN AFFILIATE OF A BROKER-DEALER, DO YOU CERTIFY THAT YOU BOUGHT THE CONSIDERATION SHARES IN THE ORDINARY COURSE OF BUSINESS, AND AT THE TIME OF THE PURCHASE OF THE CONSIDERATION SHARES TO BE RESOLD, YOU HAD NO AGREEMENTS OR
UNDERSTANDINGS, DIRECTLY OR INDIRECTLY, WITH ANY PERSON TO DISTRIBUTE THE CONSIDERATION SHARES?

                     Yes   [  ]       No  [ ]


Note: If no, the SEC's staff has indicated that you should be identified as an underwriter in the Registration Statement.

BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF LIFETIME OWNED BY THE SELLER.

         Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of Lifetime other than the Consideration Shares listed above in Item 3.

TYPE AND AMOUNT OF OTHER SECURITIES BENEFICIALLY OWNED BY THE SELLER:


    -----------------------------------------------------------------

    -----------------------------------------------------------------

    -----------------------------------------------------------------

RELATIONSHIPS WITH LIFETIME:

Note: If no, the SEC's staff has indicated that you should be identified as an underwriter in the Registration Statement. ----

    BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF LIFETIME OWNED BY THE SELLER.
    ------------------------------------------------------------------------
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of Lifetime other than the Consideration Shares listed above in Item 3.

TYPE AND AMOUNT OF OTHER SECURITIES BENEFICIALLY OWNED BY THE SELLER:

    -----------------------------------------------------------------

    -----------------------------------------------------------------

    -----------------------------------------------------------------

                          RELATIONSHIPS WITH LIFETIME:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with Lifetime (or its predecessors or affiliates) during the past three years.

State any exceptions here:
    -----------------------------------------------------------------

    -----------------------------------------------------------------

    -----------------------------------------------------------------

                                  DEFINITIONS.

[Filing Date] shall have the meaning described in paragraph 1(a). [SEC] shall have the meaning described in paragraph 1(a).
[Required Effectiveness Date] shall have the meaning described in paragraph 1(b).
[Losses]  shall have the meaning described in paragraph 4(a).

The undersigned agrees to promptly notify Lifetime of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. By signing below, the undersigned (i) confirms its agreement to the terms and conditions set forth in Exhibit 7.17 of the Stock Purchase Agreement and (ii) consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by Lifetime in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent. Dated:

Beneficial Owner:

By:
   -----------------------------------------
      Name:
      Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO: TIMOTHY I. KAHLER, ESQ., TROUTMAN SANDERS LLP, THE CHRYSLER BUILDING, 405 LEXINGTON AVENUE, NEW YORK, NEW YORK 10174; FAX: 212-704-5948.